PRUDENTIAL SECTOR FUNDS, INC.

ARTICLES SUPPLEMENTARY

Prudential Sector Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated authorized but unissued shares as follows:

(a)                87,000,000 shares of undesignated common stock, $0.01 par value per share (“Undesignated Common Stock”), as 87,000,000 additional shares of Prudential Jennison Health Sciences Fund Class A Common Stock (“Health Class A Common Stock”);

(b)               75,000,000 shares of Undesignated Common Stock as 75,000,000 additional shares of Prudential Jennison Health Sciences Fund Class Z Common Stock (“Health Class Z Common Stock”);

(c)                150,000,000 shares of Undesignated Common Stock as 150,000,000 shares of Prudential Jennison Health Sciences Fund Class Q Common Stock (“Health Class Q Common Stock”); and

(d)               15,000,000 shares of Prudential Jennison Health Sciences Fund Class B Common Stock, 10,000,000 shares of Prudential Financial Services Fund Class B Common Stock, 35,000,000 shares of Prudential Jennison Utility Fund Class B Common Stock, 1,000,000 shares of Prudential Jennison Health Sciences Fund Class M Common Stock, 1,000,000 shares of Prudential Jennison Health Sciences Fund Class X Common Stock and 88,000,000 shares of Undesignated Common Stock as 150,000,000 additional shares of Prudential Jennison Utility Fund Class A Common Stock (“Utility Class A Common Stock”).

Each of the Health Class A Common Stock, Health Class Z Common Stock, Health Class Q Common Stock and Utility Class A Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing or new class of the applicable series of Common Stock as set forth in the Charter.

SECOND: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue is 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:

Prudential Jennison Health Sciences Fund

Class A Common Stock 88,000,000

Class B Common Stock 25,000,000

Class C Common Stock 50,000,000

Class M Common Stock 1,000,000

Class R Common Stock 75,000,000

Class X Common Stock 1,000,000

Class Z Common Stock 75,000,000

Prudential Financial Services Fund

Class A Common Stock 90,000,000

Class B Common Stock 20,000,000

Class C Common Stock 70,000,000

Class R Common Stock 90,000,000

Class Z Common Stock 90,000,000

Prudential Jennison Utility Fund

Class A Common Stock 600,000,000

Class B Common Stock 60,000,000

Class C Common Stock 90,000,000

Class R Common Stock 75,000,000

Class Z Common Stock 100,000,000

Undesignated Common Stock 400,000,000

THIRD: As classified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:

Prudential Jennison Health Sciences Fund

Class A Common Stock 175,000,000

Class B Common Stock 10,000,000

Class C Common Stock 50,000,000

Class R Common Stock 75,000,000

Class Z Common Stock 150,000,000

Class Q Common Stock 150,000,000

Prudential Financial Services Fund

Class A Common Stock 90,000,000

Class B Common Stock 10,000,000

Class C Common Stock 70,000,000

Class R Common Stock 90,000,000

Class Z Common Stock 90,000,000

Prudential Jennison Utility Fund

Class A Common Stock 750,000,000

Class B Common Stock 25,000,000

Class C Common Stock 90,000,000

Class R Common Stock 75,000,000

Class Z Common Stock 100,000,000

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, Prudential Sector Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 7th day of January, 2016.

ATTEST:

/s/ Jonathan D. Shain

Jonathan D. Shain,

Assistant Secretary

PRUDENTIAL SECTOR FUNDS, INC.

By: /s/ Scott E. Benjamin
Scott E. Benjamin,
Vice President